UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 650
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 520-8350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 18, 2024, AeroVironment, Inc. (the “Company”), Archangel Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Merger Sub”), BlueHalo Financing Topco, LLC, a Delaware limited liability company (“BlueHalo”), and BlueHalo Holdings Parent, LLC, a Delaware limited liability company and sole member of BlueHalo Financing Topco, LLC (“Seller”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into BlueHalo, with BlueHalo continuing as a wholly owned subsidiary of the Company and the surviving company of the merger (the “Merger” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

Transaction Consideration

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), all of the equity interests of BlueHalo issued and outstanding immediately prior to the Effective Time (other than equity interests of BlueHalo held by BlueHalo, Merger Sub or the Company or any of their subsidiaries immediately prior to the Effective Time, which shall be canceled and extinguished without any conversion thereof) shall be automatically converted into the right to receive a number of shares of the Company’s common stock (“Company Common Stock”) equal to 18,548,698 shares (the “Transaction Consideration”), which will represent approximately 39.5% of the fully diluted shares outstanding of the pro forma combined company immediately prior to the execution and delivery of the Merger Agreement. The Transaction Consideration is subject to downwards adjustments, which shall be determined prior to the consummation of the Transactions (the “Closing”), for certain items of leakage incurred by BlueHalo and its subsidiaries since June 30, 2024 as set forth in the Merger Agreement.

Pursuant to the Merger, the Company will issue all of the Transaction Consideration, as adjusted, to Seller as the sole member of BlueHalo, and immediately thereafter Seller will consummate the complete liquidation of Seller (the “Seller Liquidation”) and distribute all of the Transaction Consideration, as adjusted, to the equity holders of Seller, which include holders of incentive units and restricted common units of Seller (the “Seller Members”) in accordance with the Merger Agreement. All outstanding incentive units and restricted common units of Seller will become vested as of immediately prior to the Closing (to the extent unvested and would not otherwise become vested at the Closing pursuant to their terms) and also be entitled to receive a portion of the Transaction Consideration, as adjusted, in connection with the Seller Liquidation and Seller Distribution.

Conditions to the Merger

The closing of the Merger is subject to satisfaction or waiver of certain conditions including, among other things, (i) the required approval by the Company’s stockholders, the Seller Members and Seller, as the sole member of BlueHalo (ii) the accuracy of the respective representations and warranties of each party, subject to certain materiality qualifications, (iii) compliance by the parties with their respective covenants, (iv) the absence of any order that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger, (v) the receipt of specified regulatory approvals and the expiration or termination of applicable waiting periods, including the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “Required Regulatory Approvals”) (vi) the shares of Company Common Stock to be issued in the Merger being approved for listing (subject to official notice of issuance) on Nasdaq as of the Closing, (vii) the Registration Statement (as defined below) having become effective in accordance with the provisions of the Securities Act of 1933, as amended, and not being subject to any stop order or proceeding (or threatened proceeding by the Securities and Exchange Commission (the “SEC”)) seeking a stop order with respect to the Registration Statement that has not been withdrawn, (viii) delivery of certain closing certificates and executed ancillary agreements, (ix) the absence of any material adverse effect with respect to BlueHalo or the Company, (x) receipt of certain waivers and evidence that a shareholder vote was solicited related to Section 280G of the United States Internal Revenue Code of 1986, as amended, and (xi) receipt by the Company of executed Joinder and Lock-Up Agreements from Seller Members entitled to receive at least 85% of the Transaction Consideration, as adjusted.

Certain Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants made by the Company, BlueHalo, and the Seller, including covenants relating to obtaining the requisite approvals of the stockholders of the Company, the Seller Members and Seller, as the sole member of BlueHalo, indemnification of directors and officers, and the Company’s and Seller and BlueHalo’s conduct of their respective businesses between the date of signing the Merger Agreement and the closing of the Merger.

Additionally, the Merger Agreement imposes customary non-solicitation restrictions on Seller and BlueHalo. The Merger Agreement also imposes customary non-solicitation restrictions on the Company, subject to certain fiduciary exceptions prior to receipt of the requisite approval of the stockholders of the Company. The board of directors of the Company (the “Company Board”) has the right, subject to certain limitations, to change its recommendation to the Company’s stockholders with respect to the Merger Agreement and the Transactions (a “Company Board Adverse Recommendation Change”) in the event that the Company Board determines that an intervening event has occurred or the Company Board has received a proposal to acquire the Company that the Company Board has determined in good faith constitutes a superior offer pursuant to the terms of the Merger Agreement (an “Alternative Sale Transaction”).

In connection with the Merger, the Company will prepare and file a registration statement on Form S-4 (the “Registration Statement”), in which a proxy statement will be included as part (the “Proxy Statement”) in connection with the registration under the Securities Act of the shares of Company Common Stock to be issued as a result of the Merger and as the Transaction Consideration.

Prior to the Closing, Seller will deliver to the Company customary payoff letters (the “Payoff Letters”) evidencing full repayment and satisfaction of the outstanding indebtedness of BlueHalo and its subsidiaries (“Existing BlueHalo Indebtedness”). Immediately following the Closing, the Company will pay off such Existing BlueHalo Indebtedness as set forth in the Payoff Letters, which will provide for the full release of all obligations and liens related thereto.

The Merger Agreement contains certain customary termination rights, including, among others, (i) the right of either the Company or Seller to terminate by mutual written agreement, (ii) the right of either the Company or Seller to terminate if the Merger has not occurred by August 18, 2025, subject to certain conditions and automatic extension periods as set forth in the Merger Agreement, (iii) the right of either the Company or Seller to terminate if a governmental authority has issued any order that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, (iv) the right of either the Company or Seller to terminate due to a material breach by the other party of any of its representations, warranties or covenants which would result in the closing conditions not being satisfied, subject to certain conditions, (v) the right of the Company to terminate prior to receipt of the requisite stockholder approval of the Company if the Company Board authorizes the Company to enter into an Alternative Sale Transaction with respect to a superior offer pursuant to the terms of the Merger Agreement, (vi) the right of Seller to terminate prior to receipt of the requisite stockholder approval of the Company if there has been a Company Board Adverse Recommendation Change, (vii) the right of the Company if the Seller has not delivered the approval of the Seller Members of the Merger Agreement and the Transactions within two business days after the Registration Statement becomes effective and also delivered the approval of Seller, as the sole member of BlueHalo, within 24 hours after delivery of the approval of the Seller Members, and (viii) the right of the Company or Seller if the requisite stockholder approval of the Company has not been obtained subject to certain conditions as set forth in the Merger Agreement.

The Merger Agreement further provides that the Company may be required to pay a termination fee of $200,000,000 to Seller upon termination of the Merger Agreement under specified circumstances, including (i) termination by the Company to accept an Alternative Sale Transaction, (ii) termination by Seller due to the occurrence of a Company Board Adverse Recommendation Change or (iii) if the Company consummates an Alternative Sale Transaction within 9 months of termination of the Merger Agreement, subject to certain conditions as set forth in the Merger Agreement.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, BlueHalo, Seller or their respective affiliates or to modify or supplement any factual disclosures about the Company, BlueHalo, Seller or their respective affiliates in public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of the Company, BlueHalo, and Seller that were made solely for the purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties thereto, and which may be subject to important qualifications and limitations agreed to by the Company, BlueHalo, and Seller in connection with the negotiated terms of the Merger Agreement. Moreover, such representations and warranties may not be accurate or complete as of any specified date, have been modified or qualified by certain disclosures between the parties made in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself, and may apply contractual standards of materiality in a way that is different from that which may be viewed as material by the Company’s stockholders or other security holders. In addition, the representations and warranties were made for purposes of allocating risk among the parties to the Merger Agreement and were not intended, and should not be relied upon, as statements of fact. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, Seller and certain significant Seller Members, BlueHalo ACP Holdings L.P. (the “Key Seller Member”) and Jonathan Moneymaker (collectively with the Key Seller Member, the “Supporting Seller Members”) have entered into seller and sponsor member support agreements with the Company to vote all of their equity interests in Seller and BlueHalo, as applicable, in favor of adoption of the Merger Agreement (the “Seller Support Agreements”), pursuant to which such parties have agreed, among other things: (i) to not transfer their equity interests in Seller, BlueHalo or any subsidiary of BlueHalo, as applicable, (ii) to vote all of their equity interests in Seller and BlueHalo in favor of the approval of the Merger Agreement and the Transactions, (iii) for Seller to enter into and deliver the approval of Company equity holders in favor of the Merger Agreement and the Transactions, (iv) for Seller to solicit the approval of the requisite Seller Members to deliver the approval of Seller Members in favor of the Merger Agreement and the transactions, and (v) to provide support with respect to various matters, including the Required Regulatory Approvals.

The foregoing description of the Seller Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Seller Support Agreement, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Joinder and Lock-Up Agreements

Concurrently with the execution and delivery of the Merger Agreement, the Supporting Seller Members have entered into joinder and lock-up agreements (the “Joinder and Lock-Up Agreements”), which shall be effective as of the Closing, pursuant to which such Supporting Seller Members have, among other things, agreed to: (i) provide customary representations and warranties to the Company, (ii) join the Merger Agreement and agree to be bound by the terms of the Merger Agreement, (iii) provide a general release of claims, and (iv) be bound by certain lock-up restrictions on transfers by such Supporting Seller Members of the shares of Company Common Stock received by such Supporting Seller Members as Transaction Consideration.

Pursuant to the Merger Agreement, Seller has agreed to use commercially reasonable efforts to obtain executed Joinder and Lock-Up Agreements from all Seller Members and deliver to the Company prior to Closing. As a condition to Closing under the Merger Agreement, the Company shall receive Joinder and Lock-Up Agreements duly executed by Seller Members entitled to receive at least 85% of the Transaction Consideration, as adjusted.

The foregoing description of the Joinder and Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Joinder and Lock-Up Agreement, which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Shareholder’s Agreement

Concurrently with the execution and delivery of the Merger Agreement, Arlington Capital Partners V, L.P. and Arlington Capital Partners VI, L.P., the equityholders of the Key Seller Member (collectively, the “Sponsor Members”) have entered into a shareholder’s agreement (the “Shareholder’s Agreement”) with the Company pursuant to which the Sponsor Members have, among other things, agreed to abide by customary standstill covenants, obligations to vote consistent with the recommendation of the Company Board, and customary employee non-solicit restrictions with respect to the employees of the Company and its subsidiaries (including BlueHalo and its subsidiaries after the Closing). The Company has, among other things, agreed to provide the Sponsor Members with certain board designation rights and customary registration rights, including customary demand and piggyback rights. The Sponsor Members will have such designation rights to designate two directors until it and its affiliates cease to collectively hold and own, directly or indirectly, at least 20% of the issued and outstanding Company Common Stock and the Sponsor Members will have such designation rights to designate one director until they and their affiliates cease to collectively hold and own, directly or indirectly, at least 15% but less than 20% of the issued and outstanding Company Common Stock. The Sponsor Members are expected to beneficially own approximately 26.2% of the Company Common Stock at Closing (assuming no adjustments under the Merger Agreement).

At the Effective Time, the Board of Directors of the Company (the “New Company Board”) is expected to consist of ten members, two of whom may be designated by the Sponsor Members for approval by the stockholders of the Company for appointment to the New Company Board, subject to certain conditions and qualifications as set forth in the Shareholder’s Agreement.

The foregoing description of the Shareholder’s Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shareholder’s Agreement, which is filed herewith as Exhibit 10.3 and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On November 19, 2024, the Company and BlueHalo issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

On November 19, 2024, the Company and BlueHalo provided supplemental information regarding the Merger in connection with a presentation to investors. A copy of the investor presentation is attached hereto as Exhibit 99.2.

Debt Financing Commitments

The Company, as borrower, and its wholly owned subsidiaries Arcturus UAV, Inc. (“Arcturus UAV”) and Tomahawk Robotics, Inc. (“Tomahawk” and, together with Arcturus UAV, the “Guarantors”), as guarantors, are parties to that certain Credit Agreement, dated as of February 19, 2021 (as amended and supplemented to date, including pursuant to the third Amendment to Credit Agreement dated as of October 4, 2024, the “Existing Credit Agreement”) with the lenders party thereto, including Bank of America, N.A. (“BofA NA”) as the administrative agent (the “Administrative Agent”) and the swingline lender, and BofA NA, JPMorgan Chase Bank, N.A. (“JPM”), U.S. Bank National Association and Citibank, N.A. (collectively, the “Existing Lenders”).

In connection with the Merger Agreement, the Company entered into a commitment letter (the “Debt Commitment Letter”) with BofA NA and BofA Securities, Inc. (collectively, “BofA”) and JPM (JPM and BofA, collectively, the “Joint Lead Arrangers”) on November 18, 2024, pursuant to which the Joint Lead Arrangers have committed to amend the Existing Credit Agreement (such amendment, the “Credit Agreement Amendment”) to provide a new Term Loan A facility (the “Acquisition Financing Facility”). The initial principal amount of the Acquisition Financing Facility will be $700 million, and the Acquisition Financing Facility will have a maturity date of two years from effective date of the Credit Agreement Amendment. The Joint Lead Arrangers expect that the effective date of the Credit Agreement Amendment will be prior to the date of the Closing. The proceeds of the Acquisition Financing Facility will be used to refinance a portion of BlueHalo’s debt and pay fees, costs and expenses incurred in connection with the Transactions. The definitive documentation governing the Financing has not been finalized, and accordingly, the actual terms may differ from the description of such terms in the Debt Commitment Letter. The consummation of the Transactions is not conditioned upon receipt of the proceeds from the Acquisition Financing Facility or any replacement financing.

The information disclosure under this Item 7.01 is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act, or otherwise subject to the liabilities of that section.

Statement Regarding Forward-Looking Information

This Current Report on Form 8-K contains statements regarding the Company, BlueHalo, the proposed transactions and other matters that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, forward-looking statements can be identified by words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “strategy,” “will,” “intend,” “may” and other similar expressions or the negative of such words or expressions. Statements in this Current Report on Form 8-K or related exhibits concerning (i) the Company’s or BlueHalo’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, employment opportunities and mobility, plans and objectives of management and (ii) the Company’s proposed transaction with BlueHalo, the expected benefits of the transaction, including with respect to the business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, the structure of the proposed transaction, the closing date of the proposed transaction, plans following the closing of the proposed transaction, and the proposed financing of the transaction, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting management’s best judgment based upon currently available information. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company and BlueHalo are unable to predict or control, that may cause actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to:

•	the risk that the transaction described herein will not be completed or will not provide the expected benefits, or that we will not be able to achieve the cost or revenue synergies anticipated;

•	the failure to timely or at all obtain Company stockholder approval for the transaction;

•	the inability to obtain required regulatory approvals for the transaction;

•	the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction;

•	the risk that a condition to closing of the transaction may not be satisfied on a timely basis or at all;

•	the possible occurrence of an event, change or other circumstance that would give rise to the termination of the transaction agreement;

•	the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay in delay in closing of the transaction;

•	the failure of the proposed transaction to close for any other reason;

•	the diversion of the attention of the Company and BlueHalo management from ongoing business operations;

•	unexpected costs, liabilities, charges or expenses resulting from the transaction;

•	the risk that the integration of the Company and BlueHalo will be more difficult, time-consuming or expensive than anticipated;

•	the risk of customer loss or other business disruption in connection with the transaction, or of the loss of key employees;

•	the fact that unforeseen liabilities of the Company or BlueHalo may exist;

•	the risk of doing business internationally;

•	the challenging macroeconomic environment, including disruptions in the defense industry;

•	changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets and currency fluctuations;

•	risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China);

•	risks associated with international activities (including trade barriers, particularly with respect to China);

•	difficulties managing and/or obtaining sufficient supply from the Company’s and BlueHalo’s distributors, manufacturers and subcontractors;

•	risks that the Company may not be able to manage strains associated with its growth;

•	dependence on key personnel;

•	stock price volatility;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements;

•	changes in the growth rates of the markets for the solutions of the Company and BlueHalo;

•	the Company’s and BlueHalo’s ability to protect their intellectual property and litigation risks;

•	changes in customer relations and preference;

•	the failure to innovate in order to keep up with new emerging technologies, which could impact the merged companies’ solutions and ability to attract new, or retain existing, customers; and

•	other risks and uncertainties identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of the Company’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other risks as identified from time to time in its SEC reports.

Other unknown or unpredictable factors also could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, neither the Company nor BlueHalo undertakes (and each of the Company and BlueHalo expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed transaction between the Company and BlueHalo. In connection with the proposed transaction, the Company will file with the SEC a registration statement on Form S-4, which will include a proxy statement and a prospectus, to register the shares of the Company stock that will be issued to BlueHalo’s shareholders (the “Proxy and Registration Statement”), as well as other relevant documents regarding the proposed transaction. INVESTORS ARE URGED TO READ IN THEIR ENTIRETY THE PROXY AND REGISTRATION STATEMENT REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy and Registration Statement, as well as other filings containing information about the Company, may be obtained at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at https://investor.avinc.com/ or by emailing ir@avinc.com.

Participants in the Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its respective stockholders in respect of the proposed transactions contemplated by the Proxy and Registration Statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of the Company in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy and Registration Statement when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended April 30, 2024 and its Proxy Statement on Schedule 14A, dated August 12, 2024, which are filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated November 18, 2024, by and among the Company, Merger Sub, BlueHalo and Seller
10.1	Form of Seller and Sponsor Member Support Agreement
10.2	Form of Joinder and Lock-Up Agreement
10.3	Shareholder’s Agreement, dated as of November 18, 2024, by and among the Company and the Sponsor Members
99.1	Joint Press Release issued November 19, 2024 by the Company and BlueHalo.
99.2	Investor Presentation, dated November 19, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	All schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: November 19, 2024	By:	/s/ Melissa Brown
Melissa Brown
Senior Vice President, General Counsel & Corporate Secretary